UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

September 10, 2008

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

APP PHARMACEUTICALS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	0-33407	30-0431736
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1501 East Woodfield Road, Suite 300 East, Schaumburg, IL 60173

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(847) 969-2700

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

On September 10, 2008, Fresenius Kabi Pharmaceuticals Holding, Inc. (“FK Holdings”) completed the acquisition of APP Pharmaceuticals, Inc. (“APP”) pursuant to the merger (the “Merger”) contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated July 6, 2008, among Fresenius SE (“Fresenius”), a societas europaea organized under the laws of Germany, FK Holdings, an indirect, wholly-owned subsidiary of Fresenius, Fresenius Kabi Pharmaceuticals, LLC (“Merger Sub”), a direct, wholly-owned subsidiary of FK Holdings, and APP. The Merger was approved on July 6, 2008, by the written consent of Dr. Patrick Soon-Shiong and certain entities affiliated with him, who together owned at that date approximately 81.1% of the outstanding shares of APP common stock. As a result of the Merger, APP is a direct wholly-owned subsidiary of FK Holdings. A total of $3,730,419,320.92 in cash was paid and 163,251,906 Contingent Value Rights were issued as consideration for the Merger. The description of the financing of the Merger included under the caption “The Merger – Financing of the Merger” in APP’s Information Statement on Form 14C, filed on August 1, 2008 pursuant to the Securities Exchange Act of 1934, as amended and supplemented, is incorporated by reference herein. Pursuant to the Merger Agreement, from the effective time of the Merger, the managers of Merger Sub, consisting of Ulf M. Schneider and Rainer Baule, became the directors of APP to serve as directors in accordance with the certificate of incorporation and by-laws of APP (the “By-Laws”).

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR.

Effective September 10, 2008, the certificate of incorporation of APP (the “Certificate”) was amended to delete provisions that related to APP’s authorized share capital and to provide that APP has authority to issue 1,000 shares of common stock, each having a par value of one-tenth of one cent, $ 0.001. The Certificate was also amended to delete provisions related to the management of APP and to provide that (i) the business and affairs of APP shall be managed by or under the direction of the board of directors of APP, (ii) the directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws, (iii) the number of directors of APP shall be as from time to time fixed by, or in the manner provided in, the By-Laws and that election of directors need not be by written ballot unless the By-Laws so provide, and (iv) the directors are empowered to exercise all such powers and do all such acts and things as may be exercised or done by APP, subject to applicable law, the Certificate, and the By-Laws.

The foregoing description of the amendments to the Certificate is not complete and is qualified in its entirety by reference to the amended and restated Certificate, a copy of which is filed herewith as Exhibit 3.1 and is incorporated by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

3.1	Amended and Restated Certificate of Incorporation of APP Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APP PHARMACEUTICALS, INC. (REGISTRANT)

By:	/s/ RICHARD MAROUN
Name: Title:	Richard Maroun Chief Administrative Officer and General Counsel

Dated: September 16, 2008

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of APP Pharmaceuticals, Inc.